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                                                                      EXHIBIT 11



                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                 (IN THOUSANDS)

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                                                              Quarter Ended
                                                          ----------------------
                                                           April 16,  April 21,
                                                             1995       1996
                                                          ----------  ----------

Primary earnings per share:
  Weighted average number of shares outstanding.......        45,196      60,499
  Dilutive effect of common stock
   options and warrants...............................         3,370       3,818
                                                          ----------  ----------
  Adjusted primary weighted average
   number of common and equivalent shares
   outstanding........................................        48,566      64,317
                                                          ==========  ==========

Fully diluted earnings per share:
  Weighted average number of shares outstanding.......        45,196      60,499
  Dilutive effect of common stock
   options and warrants...............................         3,436       3,818
                                                          ----------  ----------
  Adjusted fully diluted weighted
   average number of common and equivalent
   shares outstanding.................................        48,632      64,317
                                                          ==========  ==========

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